UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2012

ANACOR PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-34973	25-1854385
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1020 East Meadow Circle

Palo Alto, CA 94303-4230

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 543-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01             OTHER EVENTS.

On October 17, 2012, Anacor Pharmaceuticals, Inc. (“Anacor”) entered into an underwriting agreement (the “Underwriting Agreement”) with Cowen and Company, LLC (the “Underwriter”), relating to the public offering and sale (“Offering”) of up to 4,600,000 shares of Anacor’s common stock, par value $0.001 per share (“Common Stock”), including 600,000 shares issuable to the Underwriter pursuant to a 30-day overallotment option. The price to the public in this offering is $6.00 per share, and the Underwriter has agreed to purchase the shares from Anacor pursuant to the Underwriting Agreement at a price of $5.76 per share. The net proceeds to Anacor from this offering are expected to be approximately $22.7 million, after deducting the underwriting discount and other estimated offering expenses payable by Anacor, assuming no exercise by the Underwriter of the overallotment option. The offering is expected to close on October 23, 2012, subject to customary closing conditions.  Anacor currently intends to use the net proceeds from this offering to fund its research and development activities, including clinical trials for its development programs and preclinical activities for its product candidates, to increase its working capital and to provide funds for general corporate purposes.

This offering is being made pursuant to Anacor’s effective shelf registration statement on Form S-3 (Registration No. 333-178766), including the prospectus dated January 5, 2012 contained therein, as the same has been supplemented.

The Underwriting Agreement contains customary representations, warranties and covenants by Anacor, customary conditions to closing, indemnification obligations of Anacor and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

Anacor and all of its directors and executive officers also agreed not to sell or transfer any Common Stock or securities convertible into or exchangeable for shares of Common Stock held by them or to engage in any short selling, in each case for 60 days after October 18, 2012 without first obtaining the written consent of the Underwriter and Anacor’s board of directors, subject to certain exceptions.

The Underwriting Agreement is filed as Exhibit 1.1 to this report and is incorporated by reference herein. The foregoing description of the terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit. A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the shares in the offering is attached as Exhibit 5.1 hereto.

On October 18, 2012, Anacor issued a press release announcing the pricing of the offering.  A copy of this press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

This report contains forward-looking statements that are subject to a number of risks and uncertainties, including statements about Anacor’s issuance of securities, the amount of proceeds from the offering, the closing of the offering and Anacor’s expectations regarding its anticipated use of proceeds from the offering. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from any results expressed or implied by such forward-looking statements. For example, there are risks associated with the Underwriter fulfilling its obligations to purchase the securities and Anacor’s ability to satisfy its conditions to close the offering. These and other risks and uncertainties are described more fully under the headings “Risk Factors” in Anacor’s prospectus supplement related to this offering. All forward-looking statements are qualified in their entirety by this cautionary statement. Anacor is providing this information as of this date and does not undertake any obligation to update any forward-looking statements contained in this report as a result of new information, future events or otherwise.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS.

(d)     Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated as of October 17, 2012, by and between Anacor and the Underwriter
5.1	Opinion of Cooley LLP
23.1	Consent of Cooley LLP (contained in Exhibit 5.1)
99.1	Press Release titled “Anacor Pharmaceuticals Prices $24 Million Public Offering of Common Stock,” dated October 18, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 18, 2012	ANACOR PHARMACEUTICALS, INC.

	By:	/s/ Geoffrey M. Parker
Geoffrey M. Parker
Senior Vice President, Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
1.1	Underwriting Agreement, dated as of October 17, 2012, by and between Anacor and the Underwriter
5.1	Opinion of Cooley LLP
23.1	Consent of Cooley LLP (contained in Exhibit 5.1)
99.1	Press Release titled “Anacor Pharmaceuticals Prices $24 Million Public Offering of Common Stock,” dated October 18, 2012